CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of The GKM Funds and to the use of our report dated September 21, 2010 on GKM Growth Fund’s (a series of shares of beneficial interest of The GKM Funds) financial statements and financial highlights. Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
September 28, 2010